SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 July 15, 1999



Commission       Registrant, State of Incorporation,         I.R.S. Employer
File Number      Address and Telephone Number                Identification No.
-----------      ----------------------------------          ------------------

1-6047           GPU, Inc.                                       13-5516989
                 (a Pennsylvania corporation)
                 300 Madison Avenue
                 Morristown, New Jersey 07962-1911
                 Telephone (973) 455-8200

ITEM 5.     OTHER EVENTS.
            -------------

      As previously reported, on July 2, 1999 GPU, Inc. ("the Company") entered into a definitive agreement to acquire from Cinergy Corp. ("Cinergy") Cinergy's 50% stake in Avon Energy Partners Holdings ("Avon"), which indirectly owns Midlands Electricity plc, for 452.5 million British pounds (approximately US $700 million).

      On July 15, 1999, the Company and Cinergy completed the purchase and sale transaction, thereby giving the Company 100% ownership of Avon. The Company financed a portion of the acquisition price through a bank credit facility entered into by its subsidiary, EI UK Holdings, Inc., in the amount of 245 million British pounds (approximately US $380 million) with Citibank International. GPU, Inc. has guaranteed US $100 million of that loan.

                              SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                              GPU, INC.



                              By:  /s/ T. G. Howson
                                   -----------------------------
                                    T. G. Howson, Vice President
                                    and Treasurer


Date:   July 20, 1999